UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2025

RB Global, Inc.

(Exact name of registrant as specified in its charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Westbrook Corporate Center, Suite 500,Westchester, Illinois60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 5, 2025, Jeff Jeter, Chief Revenue Officer of RB Global, Inc. (the “Company”) informed the Company that he will retire from the Company, effective March 31, 2026. After such date, Mr. Jeter will continue to be an advisor to the Company through 2026 to ensure a smooth transition.

On August 5, 2025, the Company appointed Chris Carlson, 43, to serve as the Company’s Chief Accounting Officer, effective August 24, 2025 (the “Effective Date”). Mr. Carlson has served as the Company’s SVP, Global Controller since 2023 and prior to that from 2019 as Principal Accounting Officer, Treasurer and Corporate Controller at IAA, Inc. before the Company’s acquisition of IAA. In connection with Mr. Carlson’s promotion and additional responsibilities, the following will apply: (1) Mr. Carlson’s annual base salary will be increased to $350,000, (2) Mr. Carlson’s target incentive amount under the Company’s annual short-term incentive (“STI”) program will be 60% of his base salary; and (3) Mr. Carlson’s long-term incentive (“LTI”) target will be increased from 60% to 80% of his base salary.

Mr. Carlson has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Carlson does not have a material interest, direct or indirect, in any other transaction or proposed transaction with the Company involving an amount exceeding $120,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RB GLOBAL, INC.

By:	/s/ Ryan Welsh
Ryan Welsh
VP Legal & Corporate Secretary

Date: August 11, 2025